Exhibit 99.1

Larkspur
Marketing

Marianne Steiner
President

May 30, 2008

Jeanne D. Hubbard
President & CEO
The Adams National Bank
1130 Connecticut Avenue, N.W., Suite 200
Washington, D.C. 20036

Dear Jeanne:

Please accept my resignation from my positions as a Director of Abigail Adams Bancorp and Adams National Bank effective as of the end of June 2008.

As we discussed in March, I believe the Bank will be best served at this time by adding some new local board members who can strengthen its connections to the Washington business community.

It has been my pleasure to work with you and I wish you and the Bank continued success.

Sincerely,

/s/ Marianne
Marianne Steiner

cc:	Doug Reynolds
Chair, Nominating Committee

2840 mcgill terrace. nw, washington, dc 20008        202 265 0446   larkspurmarketing.com